Exhibit 99.2
Beijing Med-Pharm Receives MOFCOM Approval to Acquire Interest in Shanghai Rongheng Pharmaceutical
Co. Ltd.
PLYMOUTH MEETING, Pa., February 1, 2008 (BUSINESS WIRE) – Beijing Med-Pharm Corporation (NASDAQ:BJGP) (“Beijing Med-Pharm” or the “Company”), one of China’s leading pharmaceutical, marketing and distribution companies, today announced that the Ministry of Commerce (MOFCOM) of the People’s Republic of China has approved its acquisition of 63.3 percent of Shanghai Rongheng Pharmaceuticals Co. Ltd. (“Rongheng”). Beijing Med-Pharm expects to close the transaction in the first quarter of 2008.
Rongheng is a pharmaceutical distribution company which distributes over 400 pharmaceutical products to more than 250 hospitals in Shanghai, including almost all of the top-tier hospitals in the city.
David Gao, Chief Executive Officer of Beijing Med-Pharm, stated, “Obtaining MOFCOM approval is essential in completing this acquisition and we are pleased to be one step closer to finalizing this transaction. We believe Rongheng’s established, tier-one distribution network will bolster our national presence to include Shanghai, one of China’s most compelling healthcare markets. We will also gain access to Rongheng’s 400-plus product portfolio, which will make our existing offering even more robust.”
Mr. Jianwei Zhou, General Manager of Rongheng, stated, “On behalf of Rongheng, we are very pleased to be working with Beijing Med-Pharm. We believe that the combination of our strengths will uniquely position us to capitalize on the many opportunities we have identified in China’s healthcare market.”
About Beijing Med-Pharm Corporation

Beijing Med-Pharm Corporation, through its subsidiaries, is a pharmaceutical marketing and distribution company that is building a proprietary portfolio of branded pharmaceutical and healthcare products in China and is pursuing partnerships with other companies seeking to enter the Chinese pharmaceutical market. It is the only U.S. public company to offer industry partners a comprehensive suite of market-entry services in China that includes pre-market entry analysis, clinical trial management, product registration, market research, as well as pharmaceutical marketing and distribution. The company provides distribution services for a wide range of products, including Western medicines, traditional Chinese medicines, bio-chemical medicines, medical applications, branded generic pharmaceuticals, over-the-counter healthcare products, and home healthcare supplies and equipments. Beijing Med-Pharm’s proprietary portfolio, primarily focusing on women’s health and pediatrics, comprises Propess, Misopess, Anpo and Fentora. The Company is headquartered in Plymouth Meeting, Pennsylvania. Visit www.beijingmedpharm.com.
Safe Harbor Statement

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts, including statements regarding the closing of the acquisition of Rongheng, capitalizing on opportunities in China’s healthcare market and the ability to build out a national presence and product portfolio throughout China . These statements are subject to uncertainties and risks including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, competition, time needed for integration of Rongheng into Beijing Med-Pharm’s business and other risks contained in reports filed by the Company with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.
CONTACT
Beijing Med-Pharm Corporation:
Fred M. Powell
Chief Financial Officer
610-940-1675

Integrated Corporate Relations, Inc.
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